Exhibit 99.1

                               PRESS RELEASE

                            REPORT OF EARNINGS


                                                           November 8, 2011
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (NYSE Amex symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three and nine months ended October 1, 2011 and October 2, 2010, in thousands of dollars except share and per share amounts.


                              Three Months Ended       Nine Months Ended
                             October 1,  October 2,  October 1,  October 2,
                                  2011      2010        2011        2010

Net sales                   $1,476,718  $1,111,813   $4,343,484  $3,180,552

Net earnings                $   36,560  $   39,869   $  266,910  $  180,251
  attributable to Seaboard

Net earnings                $    30.07  $    32.74   $   219.52  $   146.93
  per common share

Average number               1,215,863   1,217,828    1,215,874   1,226,780
  of shares outstanding


Notes to Report of Earnings:

Included in net earnings attributable to Seaboard for the three and nine months ended October 1, 2011 is a gain on sale of power generating facilities in the amount of $1,500,000 and $52,923,000 or $1.23 and $43.53 per share, respectively. There was no tax expense on this transaction.

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to the Quarterly Report on Form 10-Q on its website at http://www.seaboardcorp.com/investor-sec.aspx.

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